Exhibit 10.07
SUPPLY AGREEMENT
THIS SUPPLY AGREEMENT (the “Agreement”) is executed on October 31, 2008 (the “Execution Date”) but made effective as of November 21, 2007 (the “Effective Date”), by and between AHP Manufacturing B.V. trading as Wyeth Nutritionals Ireland, a corporation organized under the laws of the Netherlands with offices located at Spicalaan 31, 2132 JG Hoofddorp, The Netherlands (“PURCHASER”), and Martek Biosciences Corporation, a corporation organized under the laws of Delaware with offices located at 6480 Dobbin Road, Columbia, Maryland 21045 (“SELLER”). PURCHASER and SELLER are sometimes referred to herein individually a “Party” or collectively as the “Parties”.
WITNESSETH THAT:
WHEREAS, Wyeth (formerly known as American Home Products Corporation), the indirect parent corporation of PURCHASER, and SELLER entered into a License Agreement, dated as of January 28, 1993 and amended January 10, 2005, for the United States (“U.S. Agreement”), and a License Agreement, dated as of January 28, 1993 and amended January 10, 2005, for countries outside of the United States (“International Agreement” and, collectively with the U.S. Agreement, the “License Agreements”), wherein SELLER had granted to Wyeth in the Territory (as defined therein) certain rights under Licensed Patents (as defined therein) and Technology (as defined therein) (A) to produce the Wyeth Product, (B) to use and make Martek Products (as defined therein) for purposes of making and having made the Wyeth Product and (C) to use, market and distribute the Wyeth Product, in each case as further specified in the License Agreements;
WHEREAS, PURCHASER wishes to purchase DHA and ARA from SELLER in accordance with the terms of this Agreement;
WHEREAS, SELLER is willing to supply such DHA and ARA in the form of Martek Products for use by PURCHASER to manufacture, use, market and distribute Wyeth Products and Growing Up Milk Products in accordance with the terms of the License Agreements and this Agreement; and
WHEREAS, Wyeth will formally assign the License Agreements to PURCHASER, a wholly owned subsidiary of Wyeth, contemporaneously with the execution of this Agreement, such assignment to be effective for all purposes as of November 21, 2007.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual undertakings herein contained, the Parties agree as follows:
ARTICLE 1. DEFINITIONS
Unless defined herein, all capitalized terms will have the meanings stated in the License Agreements. References herein to SELLER and PURCHASER shall also be deemed as references to Licensor and Licensee, respectively, for purposes of the License Agreements.
1.1 “Acceptable Product” shall mean DHA Martek Product or ARA Martek Product delivered under this Agreement that satisfies the warranty set forth in Section 5.1 at the time of delivery to PURCHASER pursuant to Section 2.4.
1.2 “Agreement” shall have the meaning set forth in the Preamble.
1.3 *
1.4 “Applicable Law” shall mean all applicable laws, regulations and other requirements which may be in effect from time to time, of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, including, without limiting the generality of the foregoing, the Federal Food, Drug, and Cosmetic Act, the regulations and other requirements of the United States Food and Drug Administration, similar state laws and regulations or similar laws and other requirements in the Territory, including any and all amendments, as may be applicable in any jurisdiction in the Territory in which relevant Martek Products, Growing Up Milk Products or Wyeth Products, as applicable, are Manufactured, distributed or sold.
1.5 “ARA” shall mean arachidonic acid.
1.6 “ARA Martek Product” shall mean Martek Product that is ARA.
1.7 *
1.8 “Claim” shall have the meaning set forth in Section 9.3.
1.9 *
1.10 *
1.11 “DHA” shall mean docosahexaenoic acid.
1.12 “DHA Martek Product” shall mean Martek Product that is DHA.
1.13 “Effective Date” shall have the meaning set forth in the Preamble.
1.14 “Execution Date” shall have the meaning set forth in the Preamble.
1.15 “Growing Up Milk Product” shall mean a nutritionally enhanced milk and/or soy-milk based product marketed to and intended for use by children from twelve (12) through thirty-six (36) months of age, and by older children in markets where such products are or will be marketed by PURCHASER and/or its Affiliates to be consumed by such older children.
1.16 “Indemnitee” shall have the meaning set forth in Section 9.3.
1.17 “Indemnitor” shall have the meaning set forth in Section 9.3.
1.18 “International Agreement” shall have the meaning set forth in the Preamble.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 2 -

1.19 “Initial Forecast” shall have the meaning set forth in Section 2.2.1.
1.20 “License Agreements” shall have the meaning set forth in the Preamble.
1.21 “Manufacture” and “Manufacturing” shall mean the manufacturing, production, processing, formulating, packaging, labeling, holding and/or quality control testing of a product, material or compound.
1.22 “Martek Product Specifications” shall mean the specifications for ARA Martek Product and DHA Martek Product, as set forth in Exhibit C attached hereto, as such Exhibit may be modified by written agreement of the Parties.
1.23 *
1.24 “Party” and “Parties” shall have the meaning set forth in the Preamble.
1.25 *
1.26 “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, governmental authority, association or other entity.
1.27 “Purchase Order” shall have the meaning set forth in Section 2.2.2.
1.28 “Purchase Price” shall have the meaning set forth in Section 2.3.1.
1.29 “PURCHASER” shall have the meaning set forth in the Preamble.
1.30 *.
1.31 “Regulatory Authority” shall mean any national, supra-national, regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity regulating or otherwise exercising authority in the Territory with respect to the DHA Martek Product, ARA Martek Product, the Wyeth Products and/or the Growing Up Milk Products.
1.32 *
1.33 *
1.34 *
1.35 “Rolling Forecast” shall have the meaning set forth in Section 2.2.1.
1.36 “SELLER” shall have the meaning set forth in the Preamble.
1.37 “Shortfall Notice” shall have the meaning set forth in Section 2.2.6.
1.38 *

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 3 -

1.39 *
1.40 “Term” shall have the meaning set forth in Section 6.1.
1.41 “Territory” shall, subject to Section 6.2.2, mean the world.
1.42 “Testing Laboratory” shall have the meaning set forth in Section 4.2.1.
1.43 “U.S. Agreement” shall have the meaning set forth in the Preamble.
1.44 “Wyeth” shall have the meaning set forth in the Preamble.
1.45 “Wyeth Product” shall mean AHPC Formulaid Product (as defined in the License Agreements), but shall specifically exclude *.
ARTICLE 2. PURCHASE AND SUPPLY OF COMPOUNDS
2.1 Purchase of DHA and ARA. During the Term of this Agreement, and subject to its terms, (a) SELLER shall Manufacture and supply to PURCHASER all quantities of DHA and ARA ordered by PURCHASER in accordance with the terms hereof and (b) PURCHASER shall purchase from SELLER PURCHASER’s and its Affiliates’ total requirements of DHA and ARA for use in the Manufacture, distribution and sale of Infant Formula Products throughout the Territory; provided that (i) *, and (ii) such total requirements shall not include PURCHASER’s or its Affiliates’ requirements of DHA and/or ARA for research or evaluation purposes (and not for sale). For the avoidance of doubt, (a) while PURCHASER may purchase DHA Martek Product and ARA Martek Product under this Agreement for use in the Manufacture, distribution and/or sale of its Growing Up Milk Products, nothing in this Agreement shall operate or be construed to limit PURCHASER’s or its Affiliates’ right to purchase from a Third Party any quantity of DHA or ARA for the purposes of the Manufacture, distribution and/or sale of its Growing Up Milk Products and (b) *. All quantities of Martek Product supplied by SELLER under this Agreement shall be used, either by PURCHASER, its Affiliates, or by contractors of PURCHASER or its Affiliates on PURCHASER’s or such Affiliate’s behalf, solely for purposes of Manufacture, distribution and/or sale of Wyeth Products or Growing Up Milk Products, or for research purposes related to Infant Formula Products or Growing Up Milk Products.
2.2 Forecasts and Orders.
2.2.1 As of the Execution Date of this Agreement, a provisional non-binding forecast of the monthly quantity of DHA Martek Product and ARA Martek Product which PURCHASER will order on behalf of itself and its Affiliates for delivery hereunder for the period from the Execution Date until March 31, 2009 shall be established using the average monthly quantities of DHA Martek Product and ARA Martek Product ordered by PURCHASER in the six (6) calendar months prior to the Execution Date (the “Initial Forecast). Thereafter, not later than December 1 and June 1 of each calendar year during the Term of this Agreement, PURCHASER shall submit to SELLER a non-binding forecast of the quantity and expected delivery dates of DHA Martek Product and ARA Martek Product that PURCHASER estimates in good faith that it will order on behalf of itself and its Affiliates for delivery under this Agreement during the four (4) quarters commencing on the immediately succeeding January 1 and July 1, respectively (each such forecast, a “Rolling Forecast”). The Initial Forecast and the Rolling Forecasts will be good-faith, best estimates of requirements and shall not be considered a firm commitment.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 4 -

2.2.2 Except for Purchase Orders submitted by PURCHASER but not fulfilled as of the Execution Date, purchase orders (each a “Purchase Order”) for each order of DHA Martek Product and ARA Martek Product shall be placed by PURCHASER to SELLER at least sixty (60) days but no more than one hundred twenty (120) days prior to the required date of delivery of such Martek Product to PURCHASER. Each Purchase Order shall specify the shipping destination (which shall be in the Territory), and required delivery date, for the Martek Product ordered therein. SELLER shall accept each Purchase Order from PURCHASER placed in accordance with this Section 2.2.2 for up to * of the relevant volumes specified for the applicable month in the Initial Forecast or, if a Rolling Forecast has been provided, the most recent Rolling Forecast provided by PURCHASER as of the time of the placement of such Purchase Order. SELLER shall acknowledge all Purchase Orders submitted in accordance with Section 2.2.2 within ten (10) business days of SELLER’s receipt of such Purchase Orders. Purchase Orders submitted by PURCHASER in accordance with this Agreement which have been acknowledged in writing by SELLER shall be considered as firm and binding orders (subject to the terms of this Agreement) and shall only be canceled or amended by mutual written agreement of the Parties. For the avoidance of doubt, SELLER shall not reject any Purchase Order submitted by PURCHASER in accordance with Section 2.2.2.
2.2.3 SELLER shall fulfill by the required delivery date set forth therein each Purchase Order acknowledged pursuant to Section 2.2.2; provided that SELLER shall have no liability for any breach of this Section 2.2.3 unless and until SELLER fails to deliver in accordance with Section 2.4 *as relevant, ordered by PURCHASER for delivery *for a particular shipping destination (which aggregate amount for such location for * by * In the event that SELLER fails to fulfill any Purchase Order acknowledged pursuant to Section 2.2.2 by the required delivery date, PURCHASER shall provide notice thereof to SELLER and shall use reasonable efforts to do so within *; provided, however, that any failure by PURCHASER to provide such notice within such time period shall not be a breach of this Agreement or operate or be deemed to limit any remedies available to PURCHASER hereunder.
2.2.4 Purchase Orders for amounts in addition to * of the relevant volumes specified for the applicable calendar month in the Initial Forecast or the most recent Rolling Forecast, as applicable, shall be accepted and fulfilled by SELLER as is commercially reasonable.
2.2.5 In the event of any conflict between the provisions of this Agreement and any Purchase Order, acknowledgement or invoice, or any additional terms included in any Purchase Order, acknowledgement or invoice, the provisions of this Agreement shall control. All preprinted terms and conditions contained on any Purchase Order, acknowledgement or invoice, or similar document, shall be disregarded.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 5 -

2.2.6 In the event that SELLER, at any time during the Term, shall have reason to believe that it will be unable to supply PURCHASER with its requirements of Martek Products, SELLER shall use reasonable efforts to communicate with PURCHASER in a timely manner so as to help PURCHASER ensure there is no interruption in supply to PURCHASER, and the Parties shall thereafter discuss how such shortfall will be resolved. SELLER shall * provide a written notice to PURCHASER (a “Shortfall Notice”) if (a) SELLER will be unable to supply PURCHASER with the amount ordered by PURCHASER in a Purchase Order by the required delivery date set forth therein (whether by reason of a force majeure event or otherwise), or (b) SELLER concludes that it will be unable to supply PURCHASER *set forth in the Initial Forecast or a Rolling Forecast, as relevant, for any period for which Purchase Orders may still be placed (i.e., more than sixty (60) days ahead) (whether by reason of a force majeure event or otherwise). Any such Shortfall Notice shall expressly identify itself as a Shortfall Notice and shall include*. Any notices pursuant to this Section 2.2.6 shall be for information purposes only and shall not, by themselves, be used to claim a breach of this Agreement.
2.3 Payment Terms.
2.3.1 Price. During the Term of this Agreement, PURCHASER shall pay for the Martek Products delivered by SELLER in accordance with the terms of this Agreement at the prices determined in accordance with the terms set forth in Exhibit A attached hereto (the “Purchase Price”) and in accordance with this Section 2.3.
2.3.2 Invoice Amount. The amount initially invoiced for Martek Products purchased hereunder during a given calendar year shall be set (a) for * based on forecasted sales volumes for *, and (b) for each calendar year thereafter based on the Rolling Forecast for such calendar year submitted to SELLER by PURCHASER on or prior to the December 1 immediately preceding such calendar year as provided in Section 2.3.1.
2.3.3 Adjustments. If the forecasted sales volume of Martek Products used to determine the invoice price as provided in Section 2.3.2 is greater than the quantity of Martek Products actually purchased during the relevant calendar year, and, as a result, the Purchase Price payable by PURCHASER to SELLER for Martek Products as specified in Exhibit A is higher than the invoiced amounts actually paid pursuant to Section 2.3.2, then SELLER shall invoice PURCHASER within thirty (30) days after the end of such calendar year for an amount equal to the difference, if any, between the total Purchase Price payable as specified in Exhibit A and the total invoiced amounts actually paid pursuant to Section 2.3.2, and PURCHASER shall pay such amounts within *. Alternatively, if the quantity of Martek Products actually purchased by PURCHASER from SELLER pursuant to this Agreement during the relevant calendar year exceeds the forecasted sales volume of Martek Products used to determine the invoice price as provided in Section 2.3.2 for such calendar year, and, as a result, the Purchase Price payable by PURCHASER to SELLER for Martek Products as specified in Exhibit A is lower than the invoiced amounts actually paid pursuant to Section 2.3.2, then SELLER shall credit against future purchases of Martek Product hereunder an amount equal to the difference, if any, between the total invoiced amounts actually paid pursuant to Section 2.3.2 and the total Purchase Price payable as specified in Exhibit A. Any credit due to PURCHASER shall be made available within * after the end of the calendar year for which it accrues. To the extent any such credit exceeds the amount due to SELLER from PURCHASER at the time of termination or expiration of this Agreement, then SELLER shall pay to PURCHASER such excess amount within * after such expiration or termination. In the event this Agreement expires or terminates prior to the end of a calendar year, for such partial year, the credits or reimbursements required to effectuate the foregoing shall be calculated on a pro rata basis (i.e., calculated as if the average monthly volume of purchases under this Agreement for the partial year had been made for each month for the full calendar year, with the credit or reimbursement reduced proportionally to account for the number of months out of the full calendar year this Agreement was actually in effect) and determined and credited or paid within * of the date following such termination.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 6 -

2.3.4 No Royalty. The Parties acknowledge and agree that no royalties, including any royalties under the License Agreements, shall be due to SELLER in connection with the supply of Martek Products hereunder or the use and subsequent sale of products containing such Martek Products by PURCHASER or its Affiliates in accordance with the terms hereof. The Purchase Prices set forth herein for sales of Martek Products by SELLER to PURCHASER constitute the only consideration associated with the use and sale of such Martek Products.
2.3.5 Taxes. The Purchase Price for the Martek Products delivered hereunder is exclusive of any and all national, state or local sales, use, value added or similar taxes, customs duties or governmental tariffs or fees which SELLER may be required to pay or collect upon the delivery of such Martek Products. Should any tax or levy be made, PURCHASER agrees to pay such tax or levy and indemnify SELLER for any claim for such tax or levy demanded. In no event, however, shall PURCHASER be responsible for any taxes based on SELLER’s income or similar measures.
2.3.6 Terms. PURCHASER shall pay all correct invoices for amounts due in accordance with Section 2.3.2 above within * from the date of SELLER’s invoice, which invoice shall be dated as of the date of delivery of the invoiced Martek Products delivered in accordance with Section 2.4 below. For any invoices containing errors, payment shall not be due with respect to the incorrect portion(s) of the invoice until the invoicing errors are corrected and a new invoice, with respect to the incorrect portions on the original invoice, is received by PURCHASER. All amounts payable hereunder by either Party shall be in U.S. dollars.
2.3.7 Sample Requests. SELLER may request, up to two (2) times per year, and PURCHASER shall provide following each such request, samples for up to a total of six (6) SKUs of Wyeth Products or Growing Up Milk Products (in the aggregate) from PURCHASER’s markets. Reasonable expenses of filling any such requests shall be borne by SELLER. SELLER shall not resell or distribute such Wyeth Products or Growing Up Milk Products, and shall use them only for purposes of display at SELLER’s premises or at trade shows, or for evaluation.
2.4 Delivery Terms. DHA Martek Product and ARA Martek Product ordered in accordance with this Agreement shall be delivered Ex Works (EXW) (INCOTERMS 2000) SELLER’s place of shipment and title to and risk of loss shall be transferred upon such delivery; provided, however, that if requested by PURCHASER in an applicable Purchase Order, SELLER shall, on behalf of PURCASER and at PURCHASER’s sole expense, contract for shipment to the shipping destination in the Territory specified by PURCHASER in such Purchase Order and insurance sufficient to the cover risk of loss of such shipment; provided further that in such situation, delivery for purposes of this Agreement shall still be deemed to have occurred EXW SELLER’s place of shipment.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 7 -

2.5 *
2.6 Failure to Supply.
2.6.1 SELLER shall supply by the required delivery date therefor the portion of Martek Product ordered under each Purchase Order acknowledged in accordance with Section 2.2.2 that SELLER is capable of supplying, provided that, if SELLER has insufficient quantities of Martek Product to fulfill any Purchase Order, SELLER may allocate Martek Product among its customers so long as SELLER treats PURCHASER *.
2.6.2 (a) If a failure to supply occurs during the Term such that (A) SELLER fails to deliver in accordance with Section 2.4 at least *of the aggregate amount of ARA Martek Product and/or DHA Martek Product, as relevant, ordered by PURCHASER for delivery within * for a particular * by the * or (B) SELLER gives *, then in each case ((A) and (B)) the permitted * amount that PURCHASER may obtain from a Third Party(ies) in accordance with this Section 2.6.2 shall be the greater of (x) the applicable Shortfall Quantity of DHA and/or ARA, as relevant, or (y) if the * quantity that PURCHASER, after exercising reasonable efforts under the circumstances, is able to obtain from its Third Party supplier(s) * Shortfall Quantity, such * quantity.
(b) For purposes hereof, the “Shortfall Quantity” shall mean a quantity of DHA and/or ARA, as relevant, to be obtained in * that * of (A) the maximum * shortfall amount specified by SELLER *, or (B) the difference between (1) the aggregate amount of DHA and/or ARA, as relevant, actually ordered by PURCHASER in accordance with the terms hereof for delivery * for a particular shipment destination, less (2) the aggregate amount of DHA and/or ARA, as relevant actually delivered by SELLER for such shipment destination *.
(c) PURCHASER may obtain the permitted amount of ARA and/or DHA via the foregoing rights * for PURCHASER to obtain reasonable cover for SELLER’s failure to provide quantities of the Martek Products ordered hereunder by PURCHASER. In negotiating any such contract for cover, PURCHASER shall, as circumstances allow, reasonably consult with SELLER as to terms being offered and cooperate in good faith with SELLER in SELLER’s reasonable efforts to ensure it can resume its supply of PURCHASER’s total requirements of DHA and ARA hereunder upon SELLER’s resumption of its ability to supply such requirements. PURCHASER shall, in any event, use reasonable efforts under the circumstances to minimize the duration of any contract with a Third Party entered into to obtain cover as permitted herein, and shall ensure that any contract for cover can be unilaterally terminated by PURCHASER on no more than * notice, unless otherwise agreed in writing by SELLER, such agreement to not be unreasonably withheld or delayed.
(d) Notwithstanding the foregoing, if SELLER agrees in writing to * PURCHASER for the difference between (i) a higher price offered by a Third Party necessary to obtain lesser volumes and/or a shorter term as compared to a lower price that has been offered by such Third Party for higher volumes and/or a longer term and (ii) the applicable Purchase Price for ARA Martek Product and/or DHA Martek Product, as relevant, then PURCHASER shall agree to accept such higher price in exchange for * by SELLER.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 8 -

2.6.3 For clarity, (x) if any failure to supply only relates to DHA or ARA, and not both, the rights as provided in this Section 2.6 shall only relate to DHA or ARA, as relevant, (y) if any failure to supply only relates to deliveries for a particular shipping destination (e.g., due to specific packaging requirements for that location), the rights as provided in this Section 2.6 shall only apply for deliveries for such shipping destination, and (z) no rights under any Licensed Patents are granted, expressed or implied, by the rights granted under this Section 2.6. In the event PURCHASER exercises any of its rights above in this Section 2.6 (including due to force majeure), any amounts of DHA and/or ARA obtained by PURCHASER from a Third Party in accordance with this Section 2.6 shall be credited to the volumes in the pricing tiers set forth in Exhibit A for the relevant year(s) for the purpose of determining the Purchase Price for such year(s), and PURCHASER shall not be required to pay to SELLER any royalty or any other compensation under the License Agreements with respect to any Wyeth Product or Growing Up Milk Product that incorporates such DHA and/or ARA.
2.6.4 The Parties agree that, so long as SELLER has used its good faith efforts to supply PURCHASER with amounts of Martek Product ordered by PURCHASER in accordance with the terms hereof, any breach by SELLER of its obligations to supply Martek Product to PURCHASER in accordance with the terms of this Agreement shall not give rise to any right to terminate this Agreement for such breach unless and until SELLER has failed (for reasons other than force majeure) to deliver Acceptable Product equal to at least * of the aggregate amount of ARA Martek Product and/or DHA Martek Product, as relevant, ordered pursuant to Purchase Orders placed in accordance with the terms of this Agreement * of the end of the relevant *, in which event PURCHASER shall have the right to terminate this Agreement upon * prior written notice to SELLER.
2.6.5 Notwithstanding any other provision of this Agreement, if PURCHASER has properly exercised its rights to cover hereunder for more than *, and if, at any time while PURCHASER continues to have the right to cover, SELLER does not reasonably believe, after reasonable consultation with PURCHASER, that it will be able * to meet its supply obligations hereunder in such a manner that PURCHASER would not continue to accrue rights to cover under this Section 2.6, then * shall have the right, upon * prior written notice to *.
2.7 *
2.7.1 *
2.7.2 *
ARTICLE 3. MANUFACTURING; QUALITY
3.1 Changes to Martek Product Specifications. Subject to Section 3.2, the Martek Product Specifications may only be amended upon the mutual written agreement of the Parties, such agreement to not be unreasonably withheld or delayed.
3.2 Regulatory Changes. If a Regulatory Authority, or a change in Applicable Law, requires a change to (a) SELLER’s Manufacturing processes for Martek Product, (b) the Martek Product Specifications, (c) materials used in the Manufacture of any Martek Product, (d) the suppliers of such materials or (e) any analytical testing or other methods employed to ensure quality control for a Product (each, a “Regulatory Change”), SELLER shall notify PURCHASER, or PURCHASER shall notify SELLER, as the case may be, of such Regulatory Change, and SELLER shall make such Regulatory Change *.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 9 -

3.3 Costs and Expenses. SELLER shall be solely responsible for all costs and expenses incurred in connection with the Manufacture of all Martek Product supplied to PURCHASER hereunder, including costs and expenses of personnel, quality control testing, Manufacturing facilities and equipment, and materials.
3.4 *.
3.5 Event Reporting. If SELLER receives a complaint from any Third Party, or if SELLER’s quality assurance group, infant formula business unit managers, or senior management otherwise become aware of a complaint or issue, about Martek Product involving safety concerns, SELLER shall promptly notify PURCHASER in writing. In addition, during the Term of this Agreement, PURCHASER shall promptly notify SELLER of any report of an adverse event once it has determined that it is potentially associated with the use of Martek Products in any Wyeth Product or Growing Up Milk Product, and SELLER shall notify PURCHASER of any report of an adverse event received by SELLER regarding a Wyeth Product or Growing Up Milk Product irrespective of whether the adverse event is potentially associated with the use of a Martek Product. All adverse event notifications as stated above shall occur within five (5) calendar days of receipt of a report of such adverse event. PURCHASER shall have sole discretion in determining what action, if any, is to be taken by PURCHASER in connection with any such adverse event relating to a Wyeth Product or Growing Up Milk Product. The Parties shall be notified as follows (or in such other manner as provided by notice pursuant to Section 11.4):
For SELLER:

Fax number:	(410) 740-2985

Mr. Mario Flores
Regulatory Manager
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, MD 21045
(tel) 410-740-0081

For PURCHASER:

Fax number:	(610) 989-5544

Overnight Courier (only):	Global Safety Surveillance Epidemiology & Labeling
Wyeth Research
GSSEL Triage Unit
Dock E
500 Arcola Road
Collegeville, PA 19426

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 10 -

3.6 Formulation. PURCHASER agrees that any batch of Wyeth Product that contains DHA Martek Product or ARA Martek Product shall not contain DHA or ARA obtained from any Third Party and that Martek Product shall comprise one hundred percent (100%) of any and all DHA and ARA contained in such batch of Wyeth Product.
ARTICLE 4. INSPECTION
4.1 *.
4.2 Evaluation and Cure.
4.2.1 Upon receipt of a written notice from PURCHASER *, SELLER shall undertake appropriate evaluation of the nonconforming Martek Product and shall notify PURCHASER whether it has confirmed that such Martek Product is not Acceptable Product within thirty (30) days after receipt of such notice. If SELLER notifies PURCHASER that it has not confirmed such nonconformity, upon request of PURCHASER the Parties shall submit the dispute to an independent testing laboratory or other appropriate expert mutually acceptable to the Parties (the “Testing Laboratory”) for evaluation. Both Parties shall cooperate with the Testing Laboratory’s reasonable requests for assistance in connection with its evaluation hereunder. The findings of the Testing Laboratory shall be binding on the Parties, absent manifest error. The expenses of the Testing Laboratory shall be borne by SELLER if the Testing Laboratory confirms that the Martek Product was not Acceptable Product at the time of delivery pursuant to Section 2.4, and otherwise by PURCHASER.
4.2.2 If the Testing Laboratory or SELLER confirms that a lot of Martek Product is not Acceptable Product, SELLER, at PURCHASER’s option, shall (a) within fifteen (15) business days supply PURCHASER with a conforming quantity of Acceptable Product at SELLER’s expense, or (b) reimburse PURCHASER for the Purchase Price (including duty, freight, insurance charges and other similar related expenses) paid by PURCHASER with respect to such nonconforming Martek Product if already paid.
4.2.3 *
4.2.4 SELLER immediately shall notify PURCHASER if at any time it discovers that any Martek Product delivered hereunder is not Acceptable Product. In the event that any Regulatory Authority determines that any DHA or ARA should be destroyed or not distributed or consumed, such Martek Product automatically shall be deemed to not constitute Acceptable Product.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 11 -

ARTICLE 5. WARRANTY AND DISCLAIMER
5.1 Product Warranty. SELLER warrants that all Martek Product supplied to PURCHASER hereunder from and after the Execution Date, at the time of delivery thereof, will (a) * and (b) have been Manufactured in accordance with, and comply with (i) the applicable Martek Product Specifications; (ii) *; and (iii) the * for such Martek Product provided*. For clarity, all ARA Martek Product and DHA Martek Product supplied to PURCHASER after the Execution Date pursuant to Purchase Orders submitted prior to the Execution Date shall be deemed supplied under this Agreement for purposes of this Section 5.1 and Articles 4, 8 and 9 hereof.
5.2 Disclaimer of Warranties.
5.2.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, RELATING TO THE MARTEK PRODUCTS SUPPLIED HEREUNDER. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AND HAS NO DUTY TO ENSURE THAT THE MARTEK PRODUCTS SUPPLIED HEREUNDER ARE USABLE WITH THE WYETH PRODUCTS OR GROWING UP MILK PRODUCTS OR CAN BE INCORPORATED SAFELY INTO SUCH PRODUCTS. IT IS HEREBY ACKNOWLEDGED AND AGREED THAT SELLER SHALL HAVE NO OBLIGATION TO DETERMINE THE SAFETY AND UTILITY OF THE MARTEK PRODUCTS PROVIDED HEREUNDER AS SUCH RELATE TO EACH WYETH PRODUCT AND GROWING UP MILK PRODUCT.
5.2.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY DISCLAIMS AND SHALL NOT BE LIABLE FOR ANY DAMAGES OF ANY NATURE RESULTING OR ARISING FROM OR RELATING TO THE USE, MANUFACTURE, DISTRIBUTION, MARKETING, OR SALE BY PURCHASER, ITS AFFILIATES OR ANY THIRD PARTY OF THE MARTEK PRODUCTS PROVIDED HEREUNDER, THE GROWING UP MILK PRODUCTS OR THE WYETH PRODUCTS OR ANY IMPROVEMENTS OR MODIFICATIONS TO THE MARTEK PRODUCTS PROVIDED HEREUNDER THAT ARE MADE BY PURCHASER, ITS CONTRACTORS, AGENTS OR CUSTOMERS.
5.3 Mutual Representations and Warranties. Each Party represents and warrants to the other Party as follows:
(i)	that it is organized and validly existing under the laws of its jurisdiction of incorporation;
(ii)	that it has the power to execute and deliver this Agreement and to perform its obligations hereunder, and that such execution and performance have been duly authorized by all necessary corporate actions; and
(iii)	that its performance of this Agreement will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it or its Affiliates is a party.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 12 -

ARTICLE 6. TERM, TERMINATION
6.1 Term. This Agreement shall commence on the Effective Date and, subject to the prior termination of this Agreement in accordance with the terms hereof, shall terminate on the tenth (10th) anniversary of the Effective Date (the “Term”).
6.2 Termination.
6.2.1 Termination in Case of Material Breach; Opportunity to Cure. Subject to Section 2.6.4, either Party to this Agreement may terminate this Agreement immediately upon written notice to the other Party in the event of any material breach by the other Party of this Agreement, which breach has not been cured by the breaching Party within thirty (30) days of receiving written notice thereof from the nonbreaching Party.
6.2.2 Termination in Case of Infringement. PURCHASER shall have the right to terminate this Agreement in a particular jurisdiction within the Territory (i.e., cancel outstanding Purchase Orders and reduce or be relieved from its purchase obligations hereunder with respect to such jurisdiction) if a court or other tribunal of competent jurisdiction determines by final order that the Technology or the Martek Products, when used in connection with Wyeth Products, infringe upon the patent or other proprietary rights of any Third Party in such jurisdiction, and from and after the issuance of such order such jurisdiction shall not constitute part of the Territory; provided, however, that if, prior to any such termination, SELLER develops a non-infringing alternative or obtains a license from such Third Party, such that PURCHASER could lawfully use the Martek Products in connection with the Wyeth Products at no additional cost or expense to PURCHASER beyond that expressly provided in this Agreement and without the need to obtain additional or new regulatory approvals or to make additional or new regulatory filings, PURCHASER shall not terminate this Agreement pursuant to this Section 6.2.2.
6.2.3 Termination in Case of Insolvency. Either Party to this Agreement may terminate this Agreement upon giving notice to the other, if the other Party shall file in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for arrangement or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.
6.2.4 Other Termination Rights. In addition to the termination rights set forth above, either Party may terminate this Agreement upon twelve (12) months prior written notice, provided that a termination pursuant to this Section 6.2.4 shall not be deemed effective any earlier than December 31, 2011.
6.2.5 Termination of License Agreement. This Agreement shall automatically terminate with respect to the relevant portions of the Territory in the event of any termination of the relevant License Agreement.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 13 -

6.3 Effect on License Agreements. Except to the extent specified in the second sentence of this Section 6.3, the provisions of this Agreement, including without limitation the provisions of Exhibit A and Exhibit B attached hereto, expressly amend Sections 1.1, 1.2, 2.2, 2.4, 2.5, 3.4, 4.1(iii) through (v), 4.3, 4.4, 5.3, 6.1, 6.2 and 6.3 of the U.S. Agreement and Sections 1.1, 1.2, 2.2, 2.4, 2.5, 3.4, 4.1 (i) through (iii), 4.3, 4.4, 5.3, 6.1, 6.2 and 6.3 of the International Agreement, such amendments shall survive any termination of this Agreement, and the Parties hereby ratify the terms of the License Agreements as amended by this Agreement. Upon termination or expiration of this Agreement other than pursuant to Section 6.2.5, the License Agreements shall continue in accordance with the terms in effect as amended by this Agreement except that, notwithstanding the prior sentence, the amendments to Sections 4.1(iii) through 4.1(v) and Sections 6.1, 6.2 and 6.3 of the U.S. Agreement and Sections  4.1 (i)  through 4.1 (iii)   and Sections 6.1, 6.2 and 6.3 of the International Agreement shall each be of no further force or effect from and after the effective date of termination.
6.4 Effect of Termination. Upon termination of this Agreement by PURCHASER pursuant to Section 6.2.1, SELLER agrees that the Royalty charged to PURCHASER pursuant to Section 4.1 of the License Agreements (as defined therein) for any subsequent sales of AHPC Formulaid Products pursuant to the License Agreements *.
ARTICLE 7. TRADEMARKS
7.1 SELLER’s Trademarks. No license whatsoever, either express or implied, is granted pursuant to this Agreement to any trademarks or logos owned or controlled by SELLER.
ARTICLE 8. LIMITATION OF LIABILITY
8.1 Indirect Damages. EXCEPT AS SET FORTH IN ARTICLE 9, OR UNLESS CAUSED BY THE INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR BUSINESS OPPORTUNITY, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY UPON WHICH ONE PARTY MAY SEEK REMEDIES AGAINST THE OTHER.
8.2 Maximum Aggregate Liability. EXCEPT FOR LIABILITY WHICH IS THE SUBJECT OF INDEMNIFICATION AS SET FORTH IN ARTICLE 9, OR UNLESS ARISING FROM THE INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY, NEITHER PARTY’S TOTAL LIABILITY TO THE OTHER PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT OR TORT (INCLUDING NEGLIGENCE), SHALL EXCEED THE GREATER OF (I) THE TOTAL AMOUNT ACTUALLY PAID TO SELLER BY PURCHASER IN ACCORDANCE WITH THIS AGREEMENT DURING THE PRIOR CALENDAR YEAR, AND (II) *.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 14 -

ARTICLE 9. INDEMNIFICATION
9.1 Indemnity by PURCHASER. PURCHASER shall indemnify, defend and hold harmless SELLER, SELLER’s Affiliates and its and their directors, officers, employees and agents from and against all costs, expenses, damages, losses and liabilities (“Losses”) asserted against them for which SELLER, SELLER’s Affiliates or the directors, officers, employees or agents of either of them may become liable or incur or be compelled to pay to the extent such Losses result from (i) the production, Manufacturing, marketing, storage, packaging, importation, distribution, sale or use of Wyeth Products and/or Growing Up Milk Products that contain Martek Products from and after the Execution Date, including, without limitation, any product liability claim, (ii) any gross negligence or intentional wrongdoing of PURCHASER or its Affiliates from and after the Execution Date in connection with its activities under this Agreement; or (iii) the material breach by PURCHASER of any of the covenants, representations or warranties contained in this Agreement from and after the Execution Date; except in each case ((i), (ii) and (iii)) to the extent that any such Losses are subject to SELLER’s indemnity obligations set forth in Section 9.2 below, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.
9.2 Indemnity by SELLER. SELLER shall indemnify, defend and hold harmless PURCHASER, PURCHASER’s Affiliates and its and their directors, officers, employees and agents from and against all Losses asserted against them for which PURCHASER or its officers, employees or agents may become liable or incur or be compelled to pay to the extent such Losses result from: (i) the failure of SELLER or its Affiliates to Manufacture the DHA or ARA delivered hereunder in accordance with the warranty provided in Section 5.1; (ii) any gross negligence or intentional wrongdoing of SELLER or its Affiliates from and after the Execution Date in connection with its activities under this Agreement; or (iii) the breach by SELLER of any of the covenants, representations or warranties contained in this Agreement from and after the Execution Date; except in each case ((i), (ii) and (iii)) to the extent that any such Losses are subject to SELLER’s indemnity obligations set forth in Section 9.1 above, as to which Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.
9.3 Condition to Indemnification. If either Party expects to seek indemnification under this Article 9 (the “Indemnitee”), it shall promptly give notice to the indemnifying Party (the “Indemnitor”) of the basis for such claim of indemnification. If indemnification is sought as a result of any Third Party claim or suit (a “Claim”), the Indemnitee shall (i) provide the Indemnitor with prompt, written notice of the Claim, which notice shall include a reasonable identification of the alleged facts giving rise to such Claim; (ii) grant such Party reasonable authority and control over the defense and settlement of any such Claim; and (iii) reasonably cooperate with such Party and its agents in defense of any such Claim, at the Indemnitor’s expense. Each Indemnitee shall have the right to participate in the defense of any Claim for which Indemnitee seeks to be reimbursed, indemnified, defended, or held harmless, by using attorneys of such Indemnitee’s choice, at such Indemnitee’s expense, unless (a) the interests of the Indemnitee and the Indemnitor in the suit conflict in such a manner and to such extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for the Indemnitee, in which case, the Indemnitor shall pay for one separate counsel chosen by the Indemnitee or (b) the Indemnitor shall not have employed attorneys reasonably satisfactory to the Indemnitee to defend any action within a reasonable time after notice of commencement of such action. Any settlement of a Claim for which any Indemnitee seeks to be reimbursed, indemnified, defended, or held harmless under this Article 9 shall be subject to the prior written approval of such Indemnitee, which approval shall not be unreasonably withheld, conditioned, or delayed.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 15 -

ARTICLE 10. CONFIDENTIALITY
10.1 Confidentiality. All information provided by or on behalf of one Party to the other Party pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed confidential information of such disclosing Party (“Confidential Information”); provided that the existence and terms of this Agreement shall constitute Confidential Information of each Party and the Martek Product Specifications shall constitute Confidential Information of SELLER. Confidential Information hereunder shall be safeguarded by the receiving Party and shall not be disclosed to Third Parties and shall be made available only to the receiving Party’s employees or other agents or contractors who have a need to know such information for purposes of performing the Party’s obligations, or for purposes of exercising the Party’s rights, under this Agreement, and such employees or other agents or contractors shall have a legal obligation to their employer or principal, as applicable, not to disclose such information to Third Parties or use it for purposes other than as permitted herein. Each Party shall treat, and PURCHASER shall ensure that its agents and contractors treat, any and all such Confidential Information in the same manner and with the same protection as such Party maintains its own Confidential Information. These mutual obligations of confidentiality shall not apply to any information to the extent that such information: (i) is or later becomes generally available to the public, such as by publication or otherwise, through no fault of the receiving Party; (ii) is obtained from a Third Party having the legal right to make such a disclosure without obligations of confidentiality; or (iii) is independently developed by the receiving Party without access to the Confidential Information of the disclosing Party. The receiving Party shall not remove from any communications or other documents delivered by a disclosing Party any proprietary notices affixed thereto by the disclosing Party.
10.2 Disclosure of Confidential Information. Notwithstanding the foregoing, the receiving Party may disclose any Confidential Information of the disclosing Party as and to the extent required by Applicable Law or competent government agency in the Territory, including, but not limited to, any applicable disclosure requirements under the federal securities laws or regulations thereunder, provided that in the case of each such disclosure, the receiving Party, upon the advice of outside counsel, in good faith deems the disclosure necessary to comply with the foregoing and to the extent practicable and consistent with Applicable Laws, gives reasonable prior written notice to the disclosing Party and gives the disclosing Party such assistance as the disclosing Party may reasonably request in order to prevent, challenge, modify or protect such disclosure or to have confidential treatment accorded to any Confidential Information so disclosed. For clarity, SELLER shall have the right to file with the U.S. Securities and Exchange Commission (a) a Current Report on Form 8-K relating to this Agreement; provided, however that SELLER shall provide PURCHASER with a copy of such proposed filing reasonably in advance of such filing and shall consider in good faith any comments provided by PURCHASER with respect thereto and (b) a copy of this Agreement; provided, however, that SELLER shall use reasonable efforts to obtain confidential treatment of any information set forth in this Agreement for which PURCHASER reasonably requests in a timely manner that protection be sought, consistent with SELLER’s disclosure obligations under applicable securities laws. In addition, SELLER and PURCHASER may disclose the fact and the terms of this Agreement to its attorneys and accountants without notice to the other Party; provided that such attorneys and accountants are bound by obligations of confidentiality at least as onerous as those set forth herein.
10.3 Post-Termination Obligations. The mutual confidentiality obligations of the Parties under the provisions of this Article 10 shall survive the expiration or termination of this Agreement for a period of ten (10) years from the date thereof. Upon expiration or termination of this Agreement, each Party shall, upon request, promptly return to the other Party or destroy all tangible embodiments of Confidential Information of the other Party then in existence, subject to the permitted retention by such Party of one (1) copy thereof for archival purposes only.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 16 -

ARTICLE 11. GENERAL PROVISIONS
11.1 Force Majeure. Neither Party to this Agreement shall be liable for damages due to delay or failure to perform any obligation under this Agreement, other than an obligation to make payments, if such delay or failure results directly or indirectly from circumstances beyond the reasonable control of such Party. Such circumstances shall include, but shall not be limited to, acts of God, acts of war, acts of terrorism, civil commotions, riots, strikes, lockouts, acts of the government in its sovereign capacity (other than actions taken as a result of a breach of this Agreement by such Party), perturbation in telecommunications transmissions, inability to obtain suitable equipment or components or raw materials, accident, fire, water damages, flood, earthquake, or other natural catastrophes. If remittance of U.S. Dollars is prevented or impaired for reasons of force majeure, the Party owing the money shall settle such obligations in the manner as may be reasonably instructed by the Party to whom the obligation is owed. Should the effect of force majeure continue for more than six (6) months, the adversely affected Party may terminate this Agreement without liability (other than for claims arising prior to the effective date of termination) on thirty (30) days notice to the Party impaired by force majeure given during the continued occurrence of such force majeure.
11.2 Insurance.
11.2.1 SELLER at its own expense shall procure and maintain in full force and effect at all times during the Term and for three (3) years thereafter commercial general liability insurance, including broad form coverage for contractual liability, property damage, products liability and personal injury liability (including both bodily injury and death), with minimum limits of no less than Ten Million Dollars ($10,000,000.00) per occurrence and no less than * in the aggregate, naming as additional insureds PURCHASER and its Affiliates. Upon PURCHASER’s reasonable written request, SELLER shall deliver to PURCHASER a certificate or certificates of insurance evidencing satisfactory coverage and indicating that PURCHASER shall receive thirty (30) days unrestricted prior written notice of cancellation, non-renewal or of any material change in coverage.
11.2.2 PURCHASER at its own expense shall procure and maintain in full force and effect at all times during the Term and for three (3) years thereafter commercial general liability insurance, including broad form coverage for contractual liability, property damage, products liability and personal injury liability (including both bodily injury and death), with minimum limits of no less than * per occurrence and no less than * in the aggregate, naming as additional insureds SELLER and SELLER’s Affiliates. Upon SELLER’s reasonable written request, PURCHASER shall deliver to SELLER a certificate or certificates of insurance evidencing satisfactory coverage and indicating that SELLER shall receive thirty (30) days unrestricted prior written notice of cancellation, non-renewal or of any material change in coverage.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 17 -

11.2.3 The Parties’ respective obligations to maintain the coverage specified in this Section 11.2 may be satisfied by obtaining insurance from Third Parties, through self insurance or any combination thereof.
11.3 Dispute Resolution; Consent to Jurisdiction. SELLER and PURCHASER covenant and agree to use their diligent efforts to resolve any disputes that arise between them in the future and are related to this Agreement through negotiation and mutual agreement. When either Party determines that there is a dispute under this Agreement, it shall promptly send written notice of the dispute to the other Party. The Parties agree that for a period of thirty (30) days from the sending of such written notice, they shall in good faith negotiate to resolve the dispute; provided that nothing in this Section 11.3 shall preclude either Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute if necessary to protect the interests of such Party or to preserve the status quo pending the resolution of such dispute. In any action to be taken with respect to any such dispute, the Parties agree to submit to the jurisdiction of the state and federal courts located in Delaware and waive any defense such as inconvenient forum to the maintenance of any action or proceeding in such courts.
11.4 Notices. Notices required under this Agreement shall be in writing and sent by registered mail, by facsimile transmission, by nationally recognized overnight courier service, or by hand delivery, with written verification of receipt and date of receipt, to the respective Parties at the following addresses:
Notices to SELLER:
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045
Facsimile: (410) 740-2985
Attn: General Counsel
Notices to PURCHASER:
AHP Manufacturing BV
Trading as Wyeth Nutritionals Ireland
Askeaton, County Limerick, Ireland
Fax: (353) 61 392 440
Attention: General Counsel
With a copy to:
Wyeth
Five Giralda Farms
Madison, NJ 07940
Facsimile: 973-660-7050
Attn: General Counsel
or to such other address as either Party may designate by a notice given in compliance with this paragraph, and shall be deemed effective when received.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 18 -

11.5 Entire Agreement. The terms and provisions contained in this Agreement and its Exhibits constitute the entire agreement between the Parties on the subject matter hereof and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties hereto with respect to the subject matter hereof. In the event of any inconsistency between the terms of this Agreement and the License Agreements, the provisions of this Agreement shall supersede and shall be controlling. No agreement or understanding varying or extending this Agreement will be binding upon either Party hereto, unless in a writing which specifically refers to this Agreement, and signed by duly authorized officers or representatives of the respective Parties. The provisions of this Agreement not specifically amended by any such further amendment shall remain in full force and effect.
11.6 Assignment.
11.6.1 This Agreement and the rights granted hereunder shall not be assignable, in whole or in part, by PURCHASER without the prior written consent of SELLER (which consent shall not be unreasonably withheld or delayed); provided, however, that this prohibition against assignment shall not apply to and notice shall only be required for (a) an assignment to an Affiliate or (b) an assignment in connection with the merger or consolidation of PURCHASER or the sale of all or substantially all of the assets of PURCHASER to which this Agreement relates. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No person, firm or corporation other than the Parties hereto and their successors and permitted assigns shall derive rights or benefits under this Agreement.
11.6.2 Prior to or simultaneously with the consummation of a transaction pursuant to which PURCHASER ceases to be an Affiliate of Wyeth, *.
11.7 Compliance with Law; Regulatory Approval. Each of SELLER and PURCHASER (itself and on behalf of its Affiliates) covenants and agrees that it shall conduct all of its operations dealing with any DHA Martek Product or ARA Martek Product provided hereunder, the Growing Up Milk Products and the Wyeth Products, in material compliance with Applicable Law.
11.8 Records. Each Party covenants and agrees that it will keep true and accurate records regarding compliance with the terms of this Agreement. Such records shall be made available upon prior written request by the other Party, during business hours, for inspection by an independent accountant who is not the auditor of record for the requesting Party, who is reasonably acceptable to the audited Party and who shall be bound by a confidentiality agreement, to the extent necessary for the determination of compliance hereunder, and such records shall be retained for a period of three years following the year to which they relate. The accountant shall provide the requesting Party with a report containing his or her conclusions, but not the inspected records or the information contained therein, and shall concurrently provide the audited Party with such report.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 19 -

11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which, taken together, shall be deemed to constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement (and each amendment, modification and waiver in respect of it) by facsimile or other electronic transmission shall be as effective as delivery of a manually executed original counterpart of each such instrument.
11.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. Notwithstanding the foregoing, if, despite any such revision of the relevant provision, the rights or obligations of either Party under this Agreement are materially and adversely affected, either Party may terminate this Agreement upon ten (10) days’ prior written notice to the other Party.
11.11 Waiver. No waiver by either Party of any breach of any of the terms or conditions herein provided to be performed by the other Party shall be construed as a waiver of any subsequent breach, whether of the same or of any other term or condition hereof. To be enforceable any waiver must be in writing.
11.12 Construction. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the word “or” has the inclusive meaning represented by the phrase “and/or”; (e) the terms “Article,” “Section,” “Exhibit”, or “clause” refer to the specified Article, Section, Exhibit, or clause of this Agreement; and (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 20 -

11.13 Survival. Sections 2.3.3, 2.3.4, 5.2, 6.3, and 6.4, and Articles 4, 8, 9,10 and 11 shall survive the termination or expiration of this Agreement in perpetuity; provided, however, that Section 11.2 shall survive for only three (3) years following the termination or expiration of this Agreement.
11.14 Choice of Law. This Agreement shall be construed and the respective rights of the Parties shall be determined under and pursuant to the laws of the State of Delaware, without regard to the principles of conflict of laws thereof. The Parties expressly exclude the applicability of the Convention on Contracts for the International Sale of Goods.
11.15 Relationship between Parties. Neither Party to this Agreement shall have the power to bind the other in any respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of the other Party, and for purposes of this Agreement, the Parties hereto hereby acknowledge and agree that they shall be independent contractors and shall not be deemed partners, joint venturers, or to have created the relationship of agency or of employer and employee between the Parties.
11.16 *

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 21 -

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.

MARTEK BIOSCIENCES CORPORATION			AHP MANUFACTURING B.V.

By:	/s/ David Abramson		By:	/s/ Ross Brooks

	Name:	DAVID ABRAMSON		Name:	ROSS BROOKS

	Title:	President		Title:	Director

			By:	/s/ John C. Kelly

				Name:	JOHN C. KELLY

				Title:	Vice President and Managing Director

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 22 -

EXHIBIT A
PURCHASE PRICE
During the Term of this Agreement, the pricing provisions set forth below shall amend the License Agreements by replacing Sections 4.1 (iii) through (v) of the U.S. Agreement and Sections 4.1 (i) through (iii) of the International Agreement in their entirety. Following termination of this Agreement by either Party for any reason, such Sections of the License Agreements shall once again be in full force and effect for transactions occurring after such termination, subject to the application of Section 6.4 of this Agreement.
1. Purchase Price
The Purchase Price payable by PURCHASER to SELLER for the Martek Product (in oil form) supplied hereunder during calendar year * which is based on aggregate purchases for *. The Purchase Price for each subsequent calendar year during the Term shall be calculated as follows:

Calendar Year Volume	Price per Kilogram of
(Kilograms)	Martek Products

*	*

*	*

*	*

*	*
For clarity, volumes of Martek Product purchased hereunder for use in Wyeth Products or Growing Up Milk Products (but no other volumes purchased under any other agreement or arrangement) shall be aggregated for purposes of determining whether the pricing bands above have been satisfied.
Pricing for incremental growth over * will be supplied by SELLER if applicable, which pricing will apply only to the annual volume purchased in excess of *.
The prices set forth above in this Exhibit A may be increased by SELLER with respect to each calendar year after December 31, 2008, effective as of January 1 of such calendar year, by up to the amount, if any, equal to the positive difference between (a) the percentage increase in * from January 1 through December 31 of the immediately preceding calendar year, less (b) *. In the event that SELLER, pursuant to the prior sentence, is entitled to, but elects not to, take a permitted price increase for a calendar year that *, SELLER may elect to take such previously untaken price increase in the calendar year immediately following the calendar year for which such price increase could have been taken; provided that in no event shall such price increase apply retroactively. *. SELLER shall notify PURCHASER of whether it will take a price increase permitted in accordance herewith for any calendar year *.

*.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 23 -

EXHIBIT B
ADDITIONAL AMENDMENTS TO LICENSE AGREEMENTS
1. The text of Section 1.1 of each of the License Agreements is hereby deleted in its entirety and replaced with the following:
““Affiliate” shall mean, with respect to a party hereto, any individual or entity directly or indirectly controlling, controlled by, or under common control with such party. For purposes of this definition, “control” means the direct or indirect ownership of more than fifty (50%) percent of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), provided, however, that the term “Affiliate” shall not include subsidiaries or other entities in which a party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.”
2. Section 1.2 of each of the License Agreements is hereby amended by replacing the “and” between “age” and “adapted” in the sixth line to “and/or”.
3. Sections 2.2(i) and 2.2(ii) of each of the License Agreements are hereby deleted in their entirety, and Sections 2.2(iii) and 2.2(iv) of each of the License Agreements are hereby renumbered as Sections 2.2(i) and 2.2(ii), respectively.
4. Section 2.4 of each of the License Agreements is hereby deleted in its entirety.
5. Section 2.5 of each of the License Agreements is hereby deleted in its entirety.
6. The text of Section 3.4 of each of the License Agreements is hereby deleted in its entirety and replaced with the following:
“Termination by Licensee. In addition to the termination rights provided herein, Licensee may terminate this Agreement upon twelve (12) months prior written notice, provided that a termination pursuant to this Section 3.4 shall not be deemed effective any earlier than December 31, 2011.”
7. The text of Section 4.3 of each of the License Agreements is hereby deleted in its entirety and replaced with the following: “Reserved.”
8. Section 4.4 of each of the License Agreements is hereby amended by deleting all language after the first sentence thereof.
9. The text of Section 5.3 of each of the License Agreements is hereby deleted in its entirety and replaced with the following: “Reserved.”

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 24 -

10. The text of Section 6.1 of each of the License Agreements is hereby deleted in its entirety and replaced with the following:
“Compliance with Law; Regulatory Approval. Each of SELLER and PURCHASER (itself and on behalf of its Affiliates) covenants and agrees that it shall conduct all of its operations dealing with the Technology, any DHA or ARA provided hereunder, the Growing Up Milk Products and the Wyeth Products, in material compliance with all applicable laws, regulations and other requirements which may be in effect from time to time, of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, including, without limiting the generality of the foregoing, the Federal Food, Drug, and Cosmetic Act, the regulations and other requirements of the United States Food and Drug Administration, similar state laws and regulations or similar laws and other requirements in the Territory, including any and all amendments, as may be applicable in any jurisdiction in the Territory in which relevant Martek Products, Growing Up Milk Products or Wyeth Products, as applicable, are Manufactured or sold. It shall be Licensee’s, and not Licensor’s, responsibility to secure any regulatory approvals in the Territory that may be necessary in connection with exercise by Licensee of the rights granted under this Agreement, and in connection therewith, Licensee shall not intentionally impair Licensor’s ability to obtain any regulatory approval of any Martek Products by the competent governmental authorities in any Territory.”
11. The text of Section 6.2 of each of the License Agreements is hereby deleted in its entirety and replaced with the following:
“Performance and Product Quality. Licensee covenants and agrees that it and its Affiliates shall exercise a reasonable standard of care and quality control in the testing, manufacturing, marketing, packaging, distribution and sale of each AHPC Formulaid Product. Licensee further covenants and agrees that it and its Affiliates shall maintain quality control, provide adequate tests of materials, provide quality workmanship, and do such other things as are reasonably required to assure high quality production of such AHPC Formulaid Products.”
12. The text of Section 6.3 of each of the License Agreements is hereby deleted in its entirety and replaced with the following:
“Records. Each party covenants and agrees that it will keep true and accurate records regarding compliance with the terms of this Agreement. Such records shall be made available upon prior written request by the other party, during business hours, for inspection by an independent accountant who is not the auditor of record for the requesting party, who is reasonably acceptable to the audited party and who shall be bound by a confidentiality agreement, to the extent necessary for the determination of compliance hereunder, and such records shall be retained for a period of three years following the year to which they relate. The accountant shall provide the requesting party with a report containing his or her conclusions, but not the inspected records or the information contained therein, and shall concurrently provide the audited party with such report.”

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 25 -

EXHIBIT C
MARTEK PRODUCT SPECIFICATIONS
[follow]

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 26 -

ARASCO®   Product Specifications
General Characteristics

Description:	Vegetable oil from fungus, containing approximately 40% arachidonic acid (ARA)
Appearance:	Free flowing, clear, light yellow liquid oil (triglyceride)
Aroma:	Characteristic
Ingredients:	Oil from fungus *
Antioxidants:	*

Chemical Characteristics	Specification

Arachidonic Acid *	380 – 420 mg/g
Free Fatty Acid *	max 0.45%

Elemental Composition	Specification

*

Fatty Acid Profile, Area %	Specification

*
General Ingredients

Contaminants:	Free from contaminants that would render it unfit for use in food or infant formula including pesticides, PCBs, PAH, dioxins, heavy metals, mycotoxins, radioactivity, nitrates, nitrites, allergens, residual solvents inhibitory substances, and materials derived from genetically modified organisms.

Ingredients:	*
Product Storage, Stability and Handling

Vacuum packed bags	78ºF (25ºC)	*
	50ºF (10ºC)	*
The oil should be protected from exposure to oxygen, light, and elevated temperatures (> 30ºC).
Once a container of oil is opened, use entire contents immediately. However, if it is not possible to use the entire amount at one time, the remainder may be nitrogen purged and stored refrigerated at 10ºC.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 27 -

DHASCO®  Product Specifications
General Characteristics

Description:	Vegetable oil from microalgae, containing approximately 40% docosahexaenoic acid (DHA)
Appearance:	Free flowing, clear, light yellow to dark orange liquid oil (triglyceride)
Aroma:	Characteristic
Ingredients:	Oil from algae *
Antioxidants:	*

Chemical Characteristics	Specification

Docosahexaenoic Acid *	380 – 420 mg/g
Free Fatty Acid *	max 0.45%

Elemental Composition	Specification

*

Fatty Acid Profile, Area %	Specification

*
General Ingredients

Contaminants:	Free from contaminants that would render it unfit for use in food or infant formula including pesticides, PCBs, PAH, dioxins, heavy metals, mycotoxins, radioactivity, nitrates, nitrites, allergens, residual solvents inhibitory substances, and materials derived from genetically modified organisms.

Ingredients:	*
Product Storage, Stability and Handling

Vacuum packed bags	78ºF (25ºC)	*
	50ºF (10ºC)	*
The oil should be protected from exposure to oxygen, light, and elevated temperatures (> 30ºC).
Once a container of oil is opened, use entire contents immediately. However, if it is not possible to use the entire amount at one time, the remainder may be nitrogen purged and stored refrigerated at 10ºC.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

- Page 28 -